UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

 SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2013

      MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33177 (State or Number) other jurisdiction Number)	22-1897375 (I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey 07728 (Address of principal executive offices) (Zip Code)

                                (732) 577-9996

(Registrant’s telephone number, including area code)

                                          Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 25, 2013, Monmouth Real Estate Investment Corporation (“MREIC” or the “Company”) entered into an agreement to renew and expanded its $20 million unsecured revolving credit facility, which was set to mature on June 30, 2013.  The renewed facility (the “Facility”) is syndicated with two banks led by Capital One, National Association (Capital One) as joint lead arranger, administrative agent and sole bookrunner, and includes Bank of Montreal (BMO) as joint lead arranger and documentation agent.  The renewed Facility has been increased to $40 million with an accordion feature up to $60 million, subject to the obtaining of additional commitments.  The renewed Facility matures June 2016, has a one-year extension option, and borrowings under the Facility will bear interest at LIBOR plus 175 basis points to 250 basis points depending on the company’s leverage ratio.  Borrowings under the Facility will bear interest at LIBOR plus 185 basis points based on the company’s current leverage ratio.  The previous $20 million facility did not have an extension option and borrowings bore interest at LIBOR plus 200 basis points to 250 basis points depending on the amount drawn down on the facility

In addition, the Company will pay a commitment fee on the average daily unadvanced portion of the total amount committed under the Facility at a rate of 0.25% per annum, if average daily borrowings under the Facility are equal to or greater than 50% of the commitment then in effect, or 0.35% per annum, if average daily borrowings under the Facility are less than 50% of the commitment then in effect, which fee will be payable quarterly based on outstanding borrowings during the applicable quarter.

The Facility contains representations and financial and other affirmative and negative covenants usual and customary for this type of agreement.  During the term of the Facility, the Company must satisfy certain financial covenants as described in the Credit Agreement, including:  (1) Total Indebtedness may not be more than 60% of Total Asset Value; (2) Debt Service Coverage Ratio must be at least 1.25X of Net Operating Income (“NOI”) to Actual Debt Service; (3) Corporate Debt Yield must be at least 11% of NOI to Total Debt; and (4) Tangible Net Worth must be at least $255 million plus 75% of the aggregate net proceeds in connection with any future equity offerings.

The Facility includes usual and customary events of default and remedies for facilities of this nature (with customary notice, grace and cure periods, as applicable) and provides that if an event of default is continuing, payment of the principal amount of all borrowings and all other outstanding amounts payable under the Credit Agreement may be accelerated and/or the lenders' commitments may be terminated.  In addition, upon the occurrence of certain insolvency or bankruptcy-related events of default, all borrowings and all other outstanding amounts under the Credit Agreement will automatically become immediately due and payable and the lenders' commitments will automatically terminate.

The description of the Facility is qualified by reference to the complete Credit Agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release announcing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01

Regulation FD Disclosure

On June 25, 2013, the Company issued a press release announcing that it entered into a $40 million Revolving Credit Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

The following exhibits are filed as part of this report:

(10.1)

Revolving Credit Agreement dated June 25, 2013

(99.1)

Press Release dated June 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Dated: June 26, 2013	By: /s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.

Description

(10.1)

 Revolving Credit Agreement dated June 25, 2013

(99.1)

Press Release dated June 25, 2013

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